Exhibit (h)(2) Amendment to Agreement for Fund Administration between the Registrant and FBR Fund Advisers, Inc.

Exhibit (h)(2)

AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

between

THE FBR FUNDS

and

FBR FUND ADVISERS, INC.

Effective February 28, 2007, the following amendment is hereby made to the Administrative Services Agreement dated November 1, 2005 by and between FBR Fund Advisers, Inc. (the "Administrator") and The FBR Funds which may issue one or more series of shares of beneficial interest (the "Trust").

4.          Exhibit A of the Agreement shall be amended to include the FBR Pegasus Mid Cap Fund and FBR Pegasus Small Cap Fund.

Exhibit A

FBR Large Cap Financial Fund
FBR Small Cap Financial Fund
FBR Small Cap Fund
FBR Large Cap Technology Fund
FBR Small Cap Technology Fund
FBR Gas Utility Index Fund
FBR Pegasus Fund
FBR Fund for Government Investors
FBR Pegasus Mid Cap Fund
FBR Pegasus Small Cap Fund

THE FBR FUNDS, on behalf of the Funds listed on Schedule A, individually and not jointly	FBR FUND ADVISERS, INC.
By:/s/ Kimberly J. Bradshaw	By: /s/ David H. Ellison______________________